Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-73618, No. 333-75228, No. 333-100791, No. 333-101716, No. 333-119704, and No. 333-148937) and Form S-8 (No. 333-45049, No. 333-69433, No. 333-106176, No. 333-122674, No. 333-132142, No. 333-148936, No. 333-157032, No. 333-173758, No. 333-190693, No. 333-213552, No. 333-222956, and No. 333-252582) of OSI Systems, Inc. (the “Company”), of our report dated August 19, 2022, relating to the consolidated financial statements of the Company and the effectiveness of internal control over financial reporting of the Company (which report expresses an unqualified opinion on the consolidated financial statements and the effectiveness of internal control over financial reporting and includes an explanatory paragraph relating to the adoption of a new accounting standard), appearing in this Annual Report on Form 10-K of the Company for the year ended June 30, 2022.

/s/ Moss Adams LLP

Los Angeles, California
August 19, 2022